UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 10, 2011

Date of Report (Date of earliest event reported)

THERABIOGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53008	98-0559606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Wall Street, 24th Floor New York, NY	10005
(Address of principal executive offices)	(Zip Code)

866-284-9561
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management Item 5.02 - Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2011, the Board of Directors appointed Dr. Phillip Forman as the Secretary, Chief Compliance Officer and member of the Board of Directors of the Company.  On that same date, the Board of Directors also appointed Mr. Richard Rifenburgh as a member of the Board of Directors of the Company and Chairman of the Compensation Committee.

Phillip Forman, DPM, served as the Co- Chief Compliance Officer of The Center for Wound Healing, Inc. (“CFWH”), a leading manager of comprehensive wound care treatment centers that offer hyperbaric oxygen therapy as well as traditional wound care treatment modalities from April 2006 until December 2010.  Prior to Dr. Forman’s service with CFWH, he was the Medical Director of the New York Hyperbaric, the predecessor to American Hyperbaric, Inc. Prior to joining New York Hyperbaric, Dr. Forman served as the co-medical director of the Staten Island University Hospital Diabetic Treatment Center.   Dr. Forman received his doctor degree of Podiatric Medicine from the Pennsylvania College of Podiatric Medicine. His degree is a Diplomat, American Board of Podiatric Surgery. His academic appointments include Podiatric Attending and he has lectured both nationally and internationally on advanced wound care and hyperbaric medicine.  In addition, Dr. Forman has extensively participated in numerous wound care clinical trials involving diabetic foot infections, novel antibiotics, and new biopharmaceuticals for problem and non-healing wounds of the lower extremities.

Richard Rifenburgh has been an officer and director of many public companies since 1964, when he was a founder of Mohawk Data Sciences Corp., a computer peripheral equipment company. Mr. Rifenburgh is a member of the Board of Directors of Spring Creek Healthcare Systems, Inc. since April 2009 and is also a member of the Board of Directors of United Health Products, Inc. since June 2008, where he serves as Chair of the Audit Committee and Compensation Committee.  Since 1968, he also has served as Chairman of the Board of Moval Management Corporation, a management consulting firm that specializes in restoring companies in financial distress.  From February 1989 until May 1991 Mr. Rifenburgh served as Chairman of the Board and Chief Executive Officer of Miniscribe Corporation, a publicly-held holding company and manufacturer of computer disc drives. From 1987 to 1990 he was a General Partner at Hambrecht and Quist Venture Partners, a venture capital organization. From 1988 to 1990 he was Chairman of the Board and Chief Executive Officer of Ironstone Group, Inc., and a publicly-held company. From1996 to 2002 he served on the Board of Directors of Tristar Corporation, a publicly-held manufacturer of cosmetics and fragrances that filed for bankruptcy in 2001. From 1992 to 2001 Mr. Rifenburgh served as a director of Concurrent Computer Corporation, which is a publicly reporting company.  Since June 2008 Mr. Rifenburgh also has served as the non-executive Chairman of Board of Directors of Paradise Music and Entertainment, Inc. and previously was its Vice Chairman.  Mr. Rifenburgh attended Wayne University, majoring in Electrical Engineering.

Also on March 10, 2011, the Board of Directors adopted the 2011 Employee, Director and Consultant Incentive Plan and the 2011 Board Compensation Plan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	2011 Employee, Director and Consultant Incentive Plan

10.2	2011 Board Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERABIOGEN, INC
Date: March 15, 2011
	By:	/s/ Kelly T. Hickel
Kelly T. Hickel
Chief Executive Officer